Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-05987, 333-59941, 33-62887, 333-123232, and 33-69306 on Form S-8 of Michael Baker Corporation of our report relating to the financial statements of the Baker 401(k) Plan dated May 21, 2009, appearing in this Annual Report on Form 11-K of the Baker 401(k) Plan for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
May 21, 2009